Exhibit 10.23 to 2008 10-K

AMENDMENT TO

CONVERGYS CORPORATION PENSION PLAN

(EGTRRA RESTATEMENT)

Convergys Corporation Pension Plan is hereby amended effective as of March 31, 2008 in the following respects:

1. A new Section 1.3 is added to the Plan to read as follows:

1.3 Closing and Freeze. Notwithstanding any other provision of the Plan to the contrary, the following shall apply:

1.3.1 No person shall become a Participant in the Plan after March 31, 2008.

1.3.2 No person shall accrue additional benefits under the Plan after March 31, 2008. For purposes of clarity, interest credits shall continue to be credited after March 31, 2008 to the Cash Balance Account of each Participant in accordance with Section 5.4.3.

2. A new Section 2.1.7(i) is added to the Plan to read as follows:

(i) The term “Covered Employee” shall not include any person who was not a “Covered Employee” on or prior to March 31, 2008.

3. A new paragraph is added to the end of Section 4.1 of the Plan to read as follows:

Notwithstanding the foregoing provisions of this Section 4.1, no person shall be eligible to become a Participant after March 31, 2008.

4. A new sentence is added to the end of Section 4.2 of the Plan to read as follows:

Notwithstanding the foregoing provisions of this Section 4.2, no person shall become a Participant in the Plan after March 31, 2008.

5. Two new sentences are added to the end of Section 5.4.2 of the Plan to read as follows:

Notwithstanding the foregoing provisions of this Section 5.4.2, no amount shall be credited under this Section 5.4.2 to the Cash Balance Account of a Participant with respect to periods after March 31, 2008. For the calendar year 2008, the amount credited under this Section 5.4.2 to the Cash Balance Account of each Participant who received Covered Compensation, shall be determined as if the date the Employee was last employed as an Employee was March 31, 2008 (or, if earlier, the date he was last employed as an Employee).

6. A new Section 5.5.4 of the Plan is added to read as follows:

Notwithstanding the foregoing provisions of this Section 5.5, “Covered Compensation” shall not include any amounts paid or which would have been paid with respect to pay periods after March 31, 2008.

IN WITNESS WHEREOF, Convergys Corporation has hereunto caused its name to be subscribed this 31st day of March, 2008.

CONVERGYS CORPORATION

By:	/s/ David F. Dougherty
Title:	Chief Executive Officer